American Stock Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz ISR Mining License Application Accepted for Detailed Review by Nuclear Regulatory Commission

April 23, 2008 – Uranerz Energy Corporation (“Uranerz” or the “Company”) (AMEX: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that the U.S. Nuclear Regulatory Commission (“NRC”) has deemed the Company’s application to build and operate an in-situ recovery (“ISR”) uranium mining facility acceptable to advance to the next stage of the NRC’s formal review process. This NRC acceptance marks a significant advancement of the Company’s application for a Source Material License, which will now progress to the phase of undergoing a detailed technical and environmental review. A copy of the NRC staff acceptance letter to the Company dated April 14, 2008 will be available electronically in the NRC Public Document Room on their website at http://www.nrc.gov.

In December 2007, the Company submitted its application for a Source Material License to the NRC to build and operate the Nichols Ranch ISR Project, consisting of its Nichols Ranch and Hank properties located in the central Powder River Basin of Wyoming, U.S.A. When licensed and constructed, the Nichols Ranch ISR Project will consist of a main processing facility at the Nichols Ranch property and a satellite facility at the Hank property. The ultimate production level from these two properties is planned to be in the range of 600,000 to 750,000 pounds per year (as U3O8). Nichols Ranch will host the main processing facility, complete with drying and packaging circuits for finished yellowcake product, and will also service the Company’s planned future satellite plants in the Powder River Basin where the Company owns or controls approximately 179 square miles of mineral rights, including its interest in the Arkose property. The Arkose property has an exploration target of approximately 105 miles of uranium mineralized alteration-reduction fronts with the potential to contain, in aggregate, from 41 million to 79 million pounds of U3O8 at a potential grade ranging from 0.059% to 0.114%**, as set out in the Company’s recent National Instrument 43-101 technical report dated February 27, 2008 available on SEDAR at www.sedar.com.

To accommodate future expansion on its other Powder River Basin properties, the Company’s Source Material License application provides for a licensed capacity at the Nichols Ranch processing facility of two million pounds per year (as U3O8). Commencement of operations at the Nichols Ranch ISR Project is dependent on receipt of required regulatory approvals, but is currently projected for late 2010 or 2011.

The Company intends to continue its permitting activities and is currently selecting the next of its Powder River Basin properties that will be the subject of future permit applications.

About Uranerz and the Arkose Mining Venture

Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) under the symbol “URZ”, and has options traded on the Chicago Board Options Exchange and the AMEX. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Members of the Uranerz management team have specialized expertise in the ISR uranium mining method, and the Company collectively owns or controls (including through its interest in the Arkose Mining Venture) approximately 114,900 acres (179 square miles) in the Powder River Basin of Wyoming, United States, an area well known for hosting uranium-mineralized roll fronts that are amenable to ISR mining techniques.

The Company has submitted ISR mine permit applications for two of its Powder River Basin properties, the Hank and Nichols Ranch projects. Commercial ISR mining in the Powder River Basin has been ongoing since 1987, with production coming from the Smith Ranch-Highland mine currently owned and operated by Cameco Resources Inc. and from AREVA NC’s Irigaray-Christensen Ranch ISR mine located in the Pumpkin Buttes uranium district (presently on stand-by, but re-start of operations has been announced).

Further Information

For further information relating to the Company, please refer to the Company’s website at www.uranerz.com or contact the Company’s Investor Relations department at 1-800-689-1659.

**Investors are cautioned that the potential quantity and grade described in this news release and the NI 43-101 Technical Report referenced herein is conceptual in nature and does not meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein, and that the potential quantity and grades presented are based on a lower level of certainty than the “inferred” mineral resource category of NI 43-101. There has been insufficient exploration to define a NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

The NI 43-101 Technical Report referenced in this news release is a requirement of NI 43-101 and includes estimations of potential mineral resources for further targeted exploration by the issuer disclosed pursuant to the applicable provisions of NI 43-101, as described herein. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (“SEC”) and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. For example, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The NI 43-101 Technical Report and this news release use or may use the terms “mineral resource,” “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. U.S. Investors are advised that these terms and concepts are set out in and required to be disclosed by NI 43-101 as information material to the issuer; however, these terms and concepts are not recognized by the SEC or included in Guide 7, and these terms and concepts are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target mineral resource will ever be upgraded to a higher category of certainty. Under Canadian rules, estimates of potential target mineral resources may not form the basis of feasibility or pre-feasibility studies. U.S. Investors are cautioned not to assume that all or any part of a potential target mineral resource exists, or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

Cautionary Statement regarding “Forward-Looking” Information and Statements
This news release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, the currently submitted permit applications and planned permitting activities, potential uranium exploration targets, future exploration and drilling programs and results, as well as resource estimates, projections, the Company’s exploration, and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian Securities Administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.